EXHIBIT 10.42


                         CORNERSTONE ACQUISITION COMPANY
                            ARTICLES OF INCORPORATION


                                    ARTICLE I
                                      NAME

         The name of the Corporation is Cornerstone Acquisition Company.

                                   ARTICLE II
                                     PURPOSE


         The Corporation is organized to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.
                                   ARTICLE III
                                AUTHORIZED SHARES


         3.1 Number and Designation. The Corporation shall have authority to issue 2,000,000 Common Shares, no par value.

         3.2 Preemptive Rights. No holder of outstanding shares shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such shares, or (iii) any obligations convertible into any such shares or into warrants, rights or options to purchase any such shares.

         3.3 Voting; Distributions. The holders of the Common Shares shall have unlimited voting rights and are entitled to receive the net assets of the Corporation upon the liquidation, dissolution or winding up of the affairs of the Corporation.

                                   ARTICLE IV
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the initial registered office of the Corporation, which is located in the City of Richmond, Virginia, is c/o McGuire, Woods, Battle & Boothe LLP, 901 East Cary Street, Richmond, Virginia, 23219. The initial registered agent of the Corporation is Martin B. Richards, whose business office is identical with the registered office and who is a resident of Virginia and a member of the Virginia State Bar.

                                    ARTICLE V
                                 INDEMNIFICATION

         5.1 Mandatory Indemnification. The Corporation (the term "Corporation" as used in this Section 5.1 shall mean this Corporation only and no predecessor entity or other legal entity) shall indemnify any individual who is, was or is threatened to be made a party to a civil, criminal, administrative, investigative or other proceeding (including a proceeding by or in the right of the Corporation or by or on behalf of its shareholders) because such individual is or was a director or officer of the Corporation or of any legal entity controlled by the Corporation, or is or was a fiduciary of any employee benefit plan established at the direction of the Corporation, against all liabilities and reasonable expenses incurred by him on account of the proceeding, provided that the directors of the Corporation (excluding the indemnified party) determine in good faith that his course of conduct which caused the loss or liability was in the best interests of the Corporation, and provided further that such liabilities and expenses were not incurred because of his willful misconduct, bad faith, reckless disregard of duties or knowing violation of the criminal law. Before any indemnification is paid a determination shall be made that indemnification is permissible in the circumstances because the person seeking indemnification is eligible for indemnification and has met the standard of conduct set forth above. Such determination shall be made in the manner provided by Virginia law for determining that indemnification of a director is permissible, provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, the determination that indemnification is permissible shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursement for expenses incurred by any of the persons named above upon receipt of an undertaking from him or her to repay the same if it is ultimately determined that such individual is not entitled to indemnification. The Corporation is authorized to contract in advance to indemnify any of the persons named above to the extent it is required to indemnify them pursuant to the provisions of this Section 5.1.

         5.2 Limit on Liability. In every instance in which the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of the Corporation shall not be liable to the Corporation or its shareholders.

         5.3 Miscellaneous. The rights of each person or entity entitled to indemnification under this Article shall inure to the benefit of such person's or entity's heirs, executors, administrators, successors, or assigns. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation, and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer.

         5.4 Amendments. No amendment, modification, or repeal of this Article shall diminish the rights provided hereunder to any person or entity arising from conduct or events occurring before the adoption of such amendment, modification, or repeal.

Dated: March 15, 1999


                                         By:   /s/  Martin B. Richards
                                               ---------------------------------
                                               Martin B. Richards, Incorporator

                         CORNERSTONE ACQUISITION COMPANY
                             A VIRGINIA CORPORATION

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION


         These Articles of Amendment are being filed with the State Corporation Commission of Virginia in accordance with Section 13.1-710 of the Code of Virginia.

1. The name of the corporation is CORNERSTONE ACQUISITION COMPANY, a Virginia corporation (the "Corporation").

2. The text of each amendment adopted is set forth in Exhibit A, which is attached hereto and made a part hereof by this reference. The amendments add new Articles VI and VII to the Articles of Incorporation.

3. Each amendment was adopted as of July 22, 1999.

4. The Board of Directors of the Corporation, by written consent dated July 22, 1999, found each amendment to be in the best interests of Corporation, approved and adopted each amendment, and directed that each amendment be submitted to the sole shareholder of the Corporation for its approval.

5. Each amendment was adopted by the sole shareholder of the Corporation by written consent dated July 22, 1999.

DATE:  July 22, 1999

                                   CORNERSTONE ACQUISITION COMPANY
                                   a Virginia corporation



                                   By:   /s/  Stanley J. Olander, Jr.
                                         ---------------------------------------
                                         Stanley J. Olander, Jr., Vice President

                                                                       Exhibit A

                                   ARTICLE VI
                           CERTAIN SHAREHOLDER ACTION

         Pursuant to and as permitted by Section 13.1-657 of the Virginia Stock Corporation Act (which shall be deemed to include any successor provision), if the Corporation is not a "public corporation" (within the meaning of that section or any successor provision) at the time action is to be taken, then any action required or permitted by the Virginia Stock Corporation Act to be taken at a shareholders' meeting may be taken without a meeting and without prior notice (except as may be required by the Virginia Stock Corporation Act), if the action is taken by shareholders who would be entitled to vote at a meeting of holders of outstanding shares having the voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote thereon were present and voted. All actions taken pursuant to this Article VI of the Articles of Incorporation of the Corporation shall be taken in accordance with Section 13.1-657 of the Virginia Stock Corporation Act (or any successor provision).

                                  ARTICLES VII
                CERTAIN LIMITATIONS ON TRANSFERS OF COMMON SHARES

         To help ensure that the Corporation qualifies and remains qualified as a real estate investment trust ("REIT") for Federal income tax purposes, and does not have less than the minimum number of shareholders for such qualification, no Common Shares may be voluntarily sold, exchanged, transferred or otherwise assigned by any holder thereof to any other holder of any securities of the Corporation without the prior written consent of the Board of Directors of the Corporation. The Board of Directors shall be deemed to have acted reasonably in withholding consent when, in the Board's opinion, the proposed sale, exchange, transfer or assignment, if completed, would jeopardize or would create a significant risk of jeopardizing the Corporation's qualification as a REIT. Any attempted sale, exchange, transfer or other assignment in violation of this Article VII shall be ineffective and void. In accordance with Section 13.1-649 of the Virginia Stock Corporation Act, the Corporation shall use its best efforts to place a conspicuous notice of the reasonable restrictions imposed by this Article VII on each certificate representing the Common Shares and on each information statement provided in lieu of a certificate.